Exhibit 99.1
Pitney Bowes Announces Cash Tender Offers and Consent Solicitation
STAMFORD, Conn.--(BUSINESS WIRE)--February 10, 2020--Pitney Bowes Inc. (NYSE: PBI) (the “Company” or “Pitney Bowes”) announced today that it has commenced cash tender offers (collectively, the “Tender Offers,” and each offer to purchase a series of notes individually, a “Tender Offer”) to purchase up to $950,000,000 aggregate principal amount (the “Aggregate Maximum Principal Amount”), of the outstanding notes of the Company as set forth in the table below (collectively, the “Notes”). The Company will accept for purchase its outstanding (i) 3.375% Notes due 2021 (the “3.375% Notes”), and (ii) 3.875% Notes due 2022 (the “3.875% Notes”), 4.700% Notes due 2023 (the “4.700% Notes”) and 4.625% Notes due 2024 (the “4.625% Notes” and together with the 3.875% Notes and the 4.700% Notes, the “Waterfall Notes”), up to the Waterfall Series Tender Cap applicable to such series of Notes as set forth on the table below (each, a “Waterfall Series Tender Cap” and together, the “Waterfall Series Tender Caps.”)
The terms and conditions of the Tender Offers and the Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement dated February 10, 2020 (the “Offer to Purchase and Consent Solicitation Statement”). Terms used but not defined herein have the meaning ascribed to them in the Offer to Purchase and Consent Solicitation Statement.

					Dollars per $1,000 Principal Amount of Notes
Series of Notes(3)	CUSIP Number(s)	Aggregate Principal Amount Outstanding	Waterfall Series Tender Cap	Acceptance Priority Level	Tender Offer Consideration(1)	Early Tender Premium (1)	Total Consideration (1)(2)
3.375% Notes due 2021	724479AK6	$600,000,000	None.	1	$1,005.00	$30.00	$1,035.00
3.875% Notes due 2022	724479AL4	$400,000,000	$250,000,000	2	$1,020.00	$30.00	$1,050.00
4.700% Notes due 2023	724479AN0	$400,000,000	$125,000,000	3	$997.50	$30.00	$1,027.50
4.625% Notes due 2024	724479AJ9	$500,000,000	$125,000,000	4	$962.50	$30.00	$992.50
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(1)	Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the Company.

(2)	Includes the Early Tender Premium (as defined herein) for Notes validly tendered prior to the Early Tender Time (and not validly withdrawn) and accepted for purchase by the Company.

(3)
Interest rates included herein represent the respective initial interest rate of each series of Notes subject to the Tender Offers. Due to the occurrence of certain triggering events since they were originally issued, the 3.375% Notes, 3.875% Notes and 4.700% Notes currently bear interest at a rate of 4.125% per annum, 4.625% per annum and 5.200% per annum, respectively.

In connection with the Tender Offer for the 3.375% Notes, the Company has commenced a solicitation of consents (the “Consent Solicitation”) from holders of the 3.375% Notes to amend certain provisions (the “Proposed Amendments”) of the senior debt indenture dated February 14, 2005, as thereafter supplemented and amended (the “Base Indenture”), by and between the Company and Citibank, N.A., as trustee, as supplemented by the first supplemental indenture, dated as of October 23, 2007, by and among the Company, The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York), as trustee (the “Trustee”), and Citibank, N.A., as resigning trustee (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), and certain provisions of that certain Officers’ Certificate of the Company, dated as of September 22, 2016 (the “3.375% Notes Officers’ Certificate,” and together with the Indenture, the “Indenture Documents”), pursuant to which 3.375% Notes were issued. The Proposed Amendments would amend the Indenture Documents with respect to the 3.375% Notes only, to, among other things, eliminate substantially all of the restrictive covenants and certain events of default under such Indenture and reduce the minimum notice period required for redemptions of the 3.375% Notes from 30 calendar days as currently required by the Indenture to 3 business days.

Each of the Tender Offers and the Consent Solicitation will expire at 11:59 p.m., New York City time, on March 9, 2020, or any other date and time to which the Company extends such Tender Offer or the Consent Solicitation (such date and time with respect to a Tender Offer or the Consent Solicitation, as it may be extended for such Tender Offer or, with respect to the 3.375% Notes only, the Consent Solicitation, the “Expiration Time”), unless earlier terminated. No tenders of Notes or, with respect to the 3.375% Notes only, deliveries of the consents pursuant to the Consent Solicitation will be valid if submitted after the Expiration Time. Tendered Notes may be validly withdrawn (and consents, with respect to the 3.375% Notes only, may be validly revoked) from the 3.375% Notes Tender Offer and the Consent Solicitation at or prior to, but not after, 5:00 p.m., New York City time, on February 24, 2020 (such date and time with respect to a Tender Offer or the Consent Solicitation, as it may be extended for such Tender Offer or the Consent Solicitation, the “Withdrawal Deadline”). Holders of Notes who tender their Notes (and, with respect to the 3.375% Notes only, revoke their consents) after the Withdrawal Deadline, but prior to the Expiration Time, may not withdraw their tendered Notes (or, with respect to the 3.375% Notes only, revoke their consents), except for certain limited circumstances where additional withdrawal rights or revocation rights are required by law.
Upon the terms and subject to the conditions of the Tender Offers and the Consent Solicitation, the consideration for each $1,000 principal amount of Notes validly tendered (and, with respect to the 3.375% Notes only, any consents that have been validly delivered) and accepted for purchase pursuant to the Tender Offers will be the tender offer consideration for the applicable series of Notes set forth in the table above (with respect to each series of Notes, the “Tender Offer Consideration”). Holders of Notes that are validly tendered (and, with respect to the 3.375% Notes only, any consents that have been validly delivered) at or prior to 5:00 p.m., New York City time, on February 24, 2020 (such date and time with respect to a Tender Offer or the Consent Solicitation, as it may be extended for such Tender Offer or the Consent Solicitation, the “Early Tender Time”) and accepted for purchase pursuant to the Tender Offers will receive the applicable Tender Offer Consideration plus the early tender premium for the applicable series of Notes set forth in the table above (with respect to each series of Notes, the “Early Tender Premium” and, together with the applicable Tender Offer Consideration, the “Total Consideration”). Holders of Notes validly tendered (and, with respect to the 3.375% Notes only, any consents that have been validly delivered) after the Early Tender Time, but before the Expiration Time, and accepted for purchase pursuant to the Tender Offers will receive the applicable Tender Offer Consideration, but not the Early Tender Premium.
In addition to the Tender Offer Consideration or the Total Consideration, as applicable, all holders of Notes accepted for purchase pursuant to the Tender Offers will, on the Early Settlement Date or the Final Settlement Date (each as defined below), as applicable, also receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable.
Subject to compliance with applicable law, the Company may (i) extend or otherwise amend the Early Tender Time or the Expiration Time with respect to any Tender Offer and, with respect to the 3.375% Notes only, the Consent Solicitation or (ii) increase or decrease the Aggregate Maximum Principal Amount and/or any Waterfall Series Tender Cap, or add a tender cap for the 3.375% Notes, in each case without extending the Withdrawal Deadline for such Tender Offer or the Consent Solicitation or otherwise reinstating withdrawal or revocation rights of Holders for such Tender Offer or the Consent Solicitation. In addition, the Early Tender Time with respect to a Tender Offer and, with respect to the 3.375% Notes only, the Consent Solicitation can be extended independently of the Early Tender Time or Withdrawal Deadline with respect to any other Tender Offer (provided; however, that, with respect to the 3.375% Notes only, any extension of the Early Tender Time or the Withdrawal Deadline will result in a corresponding extension for the Consent Solicitation). There can be no assurance that the Company will change the Aggregate Maximum Principal

Amount, the Waterfall Series Tender Caps, or add a tender cap for the 3.375% Notes. If the Company changes the Aggregate Maximum Principal Amount, any Waterfall Series Tender Cap, or adds a tender cap for the 3.375% Notes, it does not expect to extend the Withdrawal Deadline, subject to applicable law.
The Company reserves the right, in its sole discretion, at any point following the Early Tender Time and before the Expiration Time, to accept for purchase any Notes validly tendered (and, with respect to the 3.375% Notes only, any consents that have been validly delivered) at or prior to the Early Tender Time (the date of such acceptance and purchase, the “Early Settlement Date”), subject to the Aggregate Maximum Principal Amount, the Acceptance Priority Levels, the Waterfall Series Tender Caps (with respect to the Waterfall Notes only), and proration as described herein. The Early Settlement Date will be determined at the Company’s option and is currently expected to occur on February 26, 2020, assuming the conditions to the Tender Offers and, with respect to the 3.375% Notes only, the Consent Solicitation have been either satisfied or waived by the Company at or prior to the Early Settlement Date. The Company has no obligation to elect to have an Early Settlement Date. Irrespective of whether the Company chooses to exercise the Company’s option to have an Early Settlement Date, it will purchase any remaining Notes that have been validly tendered (and, with respect to the 3.375% Notes only, consents that have been validly delivered) at or prior to the Expiration Time and accepted for purchase, subject to all conditions to the Tender Offers and, with respect to the 3.375% Notes only, the Consent Solicitation having been either satisfied or waived by the Company, promptly following the Expiration Time (the date of such acceptance and purchase, the “Final Settlement Date”; the Final Settlement Date and the Early Settlement Date each being a “Settlement Date”), subject to the Aggregate Maximum Principal Amount, the Acceptance Priority Levels, the Waterfall Series Tender Caps (with respect to the Waterfall Notes only), and proration as described herein. The Final Settlement Date is expected to occur on the second business day following the Expiration Time, assuming the conditions to the Tender Offers and, with respect to the 3.375% Notes only, the Consent Solicitation have been either satisfied or waived by the Company at or prior to the Expiration Time and the Aggregate Maximum Principal Amount is not purchased on the Early Settlement Date.
Subject to the Aggregate Maximum Principal Amount, the Waterfall Series Tender Caps (with respect to the Waterfall Notes only), and proration as described herein, all Notes validly tendered at or before the Early Tender Time having a higher Acceptance Priority Level will be accepted before any Notes validly tendered at or before the Early Tender Time having a lower Acceptance Priority Level are accepted, and all Notes validly tendered after the Early Tender Time having a higher Acceptance Priority Level will be accepted before any Notes validly tendered after the Early Tender Time having a lower Acceptance Priority Level are accepted in the Tender Offers. Accordingly, subject to the Waterfall Series Tender Caps (with respect to the Waterfall Notes only), all validly tendered Notes with an Acceptance Priority Level 1 will be accepted before any validly tendered Notes with an Acceptance Priority Level 2, and so on, until the Aggregate Maximum Principal Amount is allocated. Once all Notes validly tendered in a certain Acceptance Priority Level have been accepted, Notes from the next Acceptance Priority Level may begin to be accepted. If the remaining portion of the Aggregate Maximum Principal Amount and the Waterfall Series Tender Caps (with respect to the Waterfall Notes only), as applicable, is adequate to purchase some but not all of the aggregate principal amount of Notes validly tendered within the next Acceptance Priority Level, Notes validly tendered in that Acceptance Priority Level will be accepted on a pro rata basis, based on the aggregate principal amount of Notes validly tendered with respect to that Acceptance Priority Level, and no Notes with a lower Acceptance Priority Level will be accepted.
Notwithstanding the foregoing, even if the Tender Offers are not fully subscribed as of the Early Tender Time, subject to the Aggregate Maximum Principal Amount and the Waterfall Series Tender Caps (with respect to the Waterfall Notes only), Notes validly tendered at or before the Early Tender Time will be accepted for purchase in priority to other Notes validly tendered after the Early Tender Time, even if such

Notes validly tendered after the Early Tender Time have a higher Acceptance Priority Level than Notes validly tendered prior to the Early Tender Time. In addition, if the aggregate principal amount of Notes validly tendered at or before the Early Tender Time exceeds the Aggregate Maximum Principal Amount, the Company will not accept for purchase any Notes tendered after the Early Tender Time. If the aggregate principal amount of any series of Waterfall Notes validly tendered at or before the Early Tender Time exceeds the applicable Waterfall Series Tender Cap, the Company will not accept for purchase any Notes of such series tendered after the Early Tender Time.
Any Holder who tenders 3.375% Notes pursuant to the 3.375% Notes Tender Offer must also concurrently deliver a consent to the Proposed Amendments pursuant to the Consent Solicitation. Holders who validly tender their 3.375% Notes pursuant to the 3.375% Notes Tender Offer with respect to the 3.375% Notes, will be deemed to have delivered their consents for the 3.375% Notes pursuant to the Consent Solicitation by virtue of such tender. Holders may not deliver consents with respect to the 3.375% Notes without also tendering their 3.375% Notes in the 3.375% Notes Tender Offer. A Holder may not revoke a consent with respect to the 3.375% Notes without withdrawing the previously tendered 3.375% Notes to which such consent relates. A valid withdrawal of tendered Notes prior to the Withdrawal Deadline will constitute the concurrent valid revocation of such Holder’s related consent.
Acceptance for tenders of any series of Notes may be subject to proration as to such series if the aggregate principal amount of the Notes of such series would cause the Aggregate Maximum Principal Amount to be exceeded. Acceptance for tenders of any series of Waterfall Notes may also be subject to proration if the aggregate principal amount of such series of Waterfall Notes exceeds the applicable Waterfall Series Tender Cap. If the Tender Offers are fully subscribed as of the Early Tender Time, Holders who validly tender Notes after the Early Tender Time will not have any of their Notes accepted for purchase.
The Tender Offers are not conditioned upon a minimum amount of Notes of any series, or a minimum amount of Notes of all series, being tendered, or upon obtaining the Requisite Consents (as defined below). The adoption of the Proposed Amendments with respect to the Indenture Documents and the 3.375% Notes is, however, conditioned upon, among other things, obtaining consents of Holders of a majority in aggregate principal amount of the outstanding 3.375% Notes to the Proposed Amendments (the “Requisite Consents”) with respect to the Indenture Documents and such Notes. In the event of any proration of the 3.375% Notes, any delivered Consents will be null and void and the Requisite Consents will be deemed not to have been obtained with respect to such Notes.
MUFG Securities Americas Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are serving as the Lead Dealer Managers in connection with the Tender Offers and the Lead Solicitation Agents in connection with the Consent Solicitation and SunTrust Robinson Humphrey, Inc., Goldman Sachs & Co. LLC, Citizens Capital Markets, Inc., RBC Capital Markets, LLC and Siebert Williams Shank & Co., LLC are serving as the Co-Dealer Managers in the Tender Offers and Co-Solicitation Agents in the Consent Solicitation. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offers and the Consent Solicitation. Persons with questions regarding the Tender Offers or the Consent Solicitation should contact MUFG Securities Americas Inc. at (877) 744-4532 (toll-free) or (212) 405-7481 (collect); Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect); or J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-8553 (collect). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to Global Bondholder Services Corporation by calling (banks and brokers collect) (212) 430-3774 or (all others toll-free) (866) 470-3700 or by email at contact@gbsc-usa.com.

None of the Company, its officers, the dealer managers, the solicitation agents, the depositary, the information agent or the trustees with respect to the Notes, or any of the Company’s or their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes, deliver their consents and, if so, the principal amount of Notes to which action is to be taken. The Tender Offers and the Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. This press release is neither an offer to purchase nor a solicitation of an offer to sell any notes in the Tender Offers. The Tender Offers and the Consent Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers or the Consent Solicitation are required to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitation will be deemed to be made on behalf of the Company by the dealer managers, solicitation agents or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
The Company and its affiliates may from time to time, after completion of the Tender Offers and the Consent Solicitation, purchase additional Notes or other debt securities in the open market, in privately negotiated transactions, through tender offers, exchange offers or otherwise, or the Company may redeem the Notes or other debt securities pursuant to their terms. Any future purchases, exchanges or redemptions may be on the same terms or on terms that are more or less favorable to Holders of Notes than the terms of the Tender Offers. Any future purchases, exchanges or redemptions by the Company and its affiliates will depend on various factors existing at that time. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) the Company and its affiliates may choose to pursue in the future.
This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offers are being made solely by means of the Offer to Purchase and Consent Solicitation Statement. The Tender Offers are void in all jurisdictions where they are prohibited. In those jurisdictions where the securities, blue sky or other laws require the Tender Offers to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Company by the dealer managers or one or more registered brokers or dealers licensed under the laws of such jurisdictions.
About Pitney Bowes
Pitney Bowes (NYSE:PBI) is a global technology company providing commerce solutions that power billions of transactions. Clients around the world, including 90 percent of the Fortune 500, rely on the accuracy and precision delivered by Pitney Bowes solutions, analytics, and APIs in the areas of ecommerce fulfillment, shipping and returns; cross-border ecommerce; office mailing and shipping; presort services; and financing. For nearly 100 years Pitney Bowes has been innovating and delivering technologies that remove the complexity of getting commerce transactions precisely right. For additional information visit Pitney Bowes, the Craftsmen of Commerce, at www.pitneybowes.com.

Forward Looking Statements
This press release includes “forward-looking statements” about the Company’s intention to purchase the Notes and solicit consents in the Offer to Purchase and Consent Solicitation Statement. Any forward-looking statements contained in this press release may change based on various factors. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties and actual results could differ materially. Words such as “estimate,” “target,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify such forward-looking statements.
Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company’s filings with the SEC. Please see Item 1A. under the caption “Risk Factors” in the Company’s 2018 Annual Report on Form 10-K, as updated from time to time in subsequently filed Quarterly Reports on Form 10-Q, and other public filings, as they may be amended from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements in this press release, whether as a result of new information, future events or otherwise, except as required by law.
Contacts

Bill Hughes
Chief Communications Officer
Pitney Bowes
203-351-6785
William.hughes@pb.com
Adam David
Investor Relations
Pitney Bowes
203-351-7175
Adam.David@pb.com